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                                                               EXHIBIT 10.13

                                NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (this "Agreement") is entered into this 5th day of August, 1993, by and among ROBERT E. MILHOUS ("REM"), PAUL B. MILHOUS ("PBM") and TCA HOLDINGS CORP., a Delaware corporation ("Newco").

    WHEREAS, the parties hereto, together with the Robert E. Milhous Trust ("REM Trust"), the Paul Ballard Milhous Trust ("PBM Trust"), Treasure Chest Advertising Company, Inc., a Delaware corporation (the "Company"), and TCA Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Newco ("Merger Sub"), have entered into that certain Agreement and Plan of Merger, dated May 10, 1993 (the "Merger Agreement"); capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement;

    WHEREAS, pursuant to the Merger Agreement, the shares of stock of the Company held by REM, PBM, REM Trust and PBM Trust will be converted into cash in the merger of the Company and Merger Sub;

    WHEREAS, REM is the Chairman of the Board of the Company and is responsible for the operations of the Company, and PBM is the Vice Chairman of the Board of the Company;

    WHEREAS, the execution and delivery of this Agreement is required pursuant to the terms of the Merger Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in connection with



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the execution and delivery of the Merger Agreement, the parties hereto agree as follows:

    1. In order to induce Newco to purchase the ESOT Shares and to induce Newco and Merger Sub to consummate the Merger, and in consideration of $24,000,000 to be paid at the closing to REM and $6,000,000 to be paid at the Closing to PBM, REM and PBM agree to the restrictions set forth in this Agreement. REM and PBM each agrees that for a period of five (5) years immediately following the Closing Date (the "Term"), he will not, without the prior written consent of the Board of Directors of the Company, directly or indirectly (through an Affiliate or Associate of either REM or PBM (each, a "Milhous Affiliate") or otherwise) or by action in concert with others, engage in, or have any interest in any person, firm corporation or business (as an officer, director, employee, agent, security holder, creditor, consultant or otherwise) that engages in, any business activity anywhere in the United States, Canada or Mexico which business activity is the same as, similar to or competitive with the Business Activity (as hereinafter defined); provided however, that each of REM and PBM may own publicly traded stock constituting not more than five percent (5%) of the outstanding capital stock of any company if, and as long as, neither of them (nor any Milhous Affiliate) is an officer, director, employee or agent of, or consultant or advisor to, or has any other



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relationship, agreement or arrangement with, such company. For the purposes of this Agreement, "Business Activity" means the design, printing, production, preparation, selling and delivery of advertising circulars, coupon books, newspaper supplements, copies, other products printed for newspapers, comic books, television guides, free standing inserts and (to the extent capable of being printed on the kind of presses owned and operated by the Company at the Closing Date) government printing, directories, catalogs and other printing.

    2. Each of the REM and PBM agrees to hold in strictest confidence, and not disclose, divulge, communicate to, or use for the benefit of, any other person, corporation or entity (including any Milhous Affiliate), or use to the detriment of the Company, the Subsidiary or EGS Americas, Inc. ("EGS"), a Delaware corporation of which the Subsidiary owns 50% of the capital stock, or misuse in any way, any confidential information or trade secrets of the Company, the Subsidiary or EGS including, without limitation, inventions, processes, formulas, programs, technical data, marketing methods, new product ideas or improvements, identities of vendors or suppliers, costs of materials, prices at which the Company, the Subsidiary or EGS sells its products, manufacturing and sales costs, compensation paid to employees of the Company, the Subsidiary or EGS and other terms of employment, or any secret or confidential information relating to the products, customers, customers' information, sales or business of the Company, the Subsidiary or EGS (collectively, "Confidential Information"). Each of REM and PBM



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acknowledges and agrees that any Confidential Information that he has acquired was received in confidence and as a fiduciary of the Company, the Subsidiary and EGS. REM and PBM represent and covenant, jointly and severally, that they will cause each presently existing Milhous Affiliate to comply with and be bound by the terms of this Section 2 to the same extent that they must comply with and be bound by this Section 2.

    3. Each of REM and PBM agrees that he will not, during the Term, directly or indirectly (through a Milhous Affiliate or otherwise) or by action in concert with others, induce or influence, or seek to induce or influence, any person, other than any of those persons identified on
SCHEDULE 1 attached hereto, who is employed or engaged as of the Closing Date or thereafter (as an officer, employee, sales representative, or, on a full-time basis, as an agent or independent contractor) by the Company, the Subsidiary or EGS to terminate his or her employment or engagement by the Company, the Subsidiary or EGS.

    4. Each of REM and PBM acknowledges that (i) the provisions of this Agreement are reasonable and necessary to protect the legitimate interests of Newco, (ii) any violation of this Agreement will result in irreparable injury to Newco and damages at law will not be reasonable or adequate compensation to Newco for a violation of this Agreement and (iii) Newco shall be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security. In the event that any of the provisions of



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this Agreement should ever be deemed to exceed the time, geographic, product or any other limitations prescribed by applicable law, than such provisions shall be deemed reformed so that such provisions shall be valid, binding and enforceable to the maximum extent permitted by applicable law.

    5. Newco, REM and PBM agree and understand that the provision of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving affect to the principles of conflicts of law thereof. REM and PBM (on behalf of themselves and the Milhous Affiliates) and NEWCO each intend to and do hereby (a) confer jurisdiction to enforce the provisions of this Agreement upon any state or Federal court located in the City, County and State of New York, (b) consent to personal jurisdiction in any such action, (c) consent to service of process by certified mail in any such action, (d) waive any objection to venue in any such action and (e) waive any claim that any such court is an inconvenient forum.

    6. This Agreement supersedes any and all prior agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein or in other written agreements executed and delivered by the parties in connection with the Merger Agreement, and that no other agreement, statement or promise not contained



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in this Agreement or such other written agreements shall be valid or binding on any party.

    7. Any release, discharge or modification of this Agreement, or waiver of any provision hereof, will be effective only if it is in writing and signed by the party to be charged.

    8. The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by any other party shall not be deemed a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

    IN WITNESS WHEREOF, each of REM, PBM and Newco has caused this Agreement to be signed by its duly authorized representative as of the date first above written.

                                       /s/ Robert E. Milhous
                                       ---------------------------------------
                                       ROBERT E. MILHOUS

                                       /s/ Paul B. Milhous
                                       ---------------------------------------
                                       PAUL B. MILHOUS

                                       BIG FLOWER PRESS, INC., FORMERLY
                                       TCA HOLDINGS CORP.

                                       By /s/ Theodore Ammon
                                         -------------------------------------
                                            NAME:  THEODORE AMMON
                                            TITLE:



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                                      SCHEDULE 1
                                          to
                                Non-Competition Agreement



                         PERSONS WHO MAY BE INDUCED OR INFLUENCED
                          TO TERMINATE EMPLOYMENT OR ENGAGEMENT



                                     Thomas V. Bressan
                                     Jerome L. Peisach
                                       C. Sijelmassi
                                       E. Marrorian

                                 ALLOCATION OF CONSIDERATION
                                FOR NON-COMPETITION AGREEMENT



    Reference is made to that certain Agreement and Plan of Merger, dated as of May 10, 1993, as amended (the "Agreement"), by and among Robert E. Milhous, The Robert E. Milhous Trust, Paul B. Milhous, The Paul Ballard Milhous Trust, Treasure Chest Advertising Company, Inc., Big Flower Press, Inc. (formerly TCA Holdings Corp.) and TCA Merger Corp.

    Pursuant to Section 3.01 of the Agreement, the undersigned have agreed that the consideration for the Non-Competition Agreement (as defined in the Agreement) shall be allocated as follows:

                  (a) $24,000,000 to Robert E. Milhous; and

                  (b) $ 6,000,000 to Paul B. Milhous.

    IN WITNESS WHEREOF, the undersigned have executed this Allocation of Consideration for Non-Competition Agreement as of August 12, 1993.

                                       /s/ Robert E. Milhous
                                       ---------------------------------------
                                       ROBERT E. MILHOUS

                                       /s/ Paul B. Milhous
                                       ---------------------------------------
                                       PAUL B. MILHOUS

APPROVED:

BIG FLOWER PRESS, INC.
(formerly TCA Holding Corp.)



By /s/
  -------------------------
  Name:
  Title: